Exhibit 4.5

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED DECEMBER     , 2018 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, THE SUBSCRIPTION AGENT

Nuverra Environmental Solutions, Inc.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock

of Nuverra Environmental Solutions, Inc.

Subscription Price: $9.61 per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M.,

NEW YORK CITY TIME, ON DECEMBER 28, 2018 UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is subscribed herein is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $.01 per share, of Nuverra Environmental Solutions, Inc., a Delaware corporation, at a subscription price of $9.61 per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions for Use of Nuverra Environmental Solutions, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of the Basic Subscription Right (the “Over-Subscription Privilege Shares”), any rights holder that exercises its Basic Subscription Rights in full may purchase Over-Subscription Shares pursuant to the terms and restrictions of the Rights Offering (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions for Use of Nuverra Environmental Solutions, Inc. Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the Subscription Agent and registered by the registrar.

Witness the seal of Nuverra Environmental Solutions, Inc. and the signatures of the duly authorized officers.

Dated December     , 2018

Chief Executive Officer	Executive Vice President, Chief Legal Officer and Corporate Secretary

COUNTERSIGNED AND REGISTERED: American Stock Transfer & Trust Company, LLC, Transfer Agent and Registrar.

By:	Authorized Signature

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below. To subscribe for Over-Subscription Shares pursuant to the Over-Subscription Privilege, please complete lines (b) and (c) below. To the extent you subscribe for more shares than you are entitled under the Basic Subscription Right or Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Subscription Right or Over-Subscription Privilege, if applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I subscribe for                      shares x $ 9.61 = $

(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHTS

If you exercised your Basic Subscription Right in full and wish to purchase additional shares pursuant to your Over-Subscription Privilege:

I subscribe for                      additional shares x $ 9.61 = $                     (amount enclosed).

(c) Total Amount of Payment Enclosed = $

METHOD OF PAYMENT (CHECK ONE)

☐   Check or bank draft payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent”

☐   Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Nuverra Environmental Solutions, Inc., with reference to the rights holder’s name.

FORM 2 – DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Form 2.

Signature Guaranteed:

        (Name of Bank or Firm)

By:

        (Signature of Officer

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF NUVERRA ENVIRONMENTAL SOLUTIONS, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D. F. KING & CO., THE INFORMATION AGENT, AT 866-342-4884 (toll-free) or 212-269-5550 (for banks and brokers).